Exhibit 10.4

EXECUTION VERSION

MORTGAGE, SECURITY AGREEMENT, AND FINANCING STATEMENT

This Mortgage, Security Agreement and Financing Statement (the “Mortgage”) is granted as of November 3, 2026, by Ranor, Inc., a Delaware corporation, having an address at 1 Bella Dr., Westminster, MA 01473 (“Mortgagor”) to Rosenthal & Rosenthal, Inc., having an address at 300 Park Ave., Suite 1401, New York, NY 10022 (“Mortgagee”).

1.             Grant of Mortgage. For consideration paid, Mortgagor hereby grants to Mortgagee with MORTGAGE COVENANTS, to secure, in the maximum principal amount of EIGHT MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($8,500,000.00), (i) the payment and performance of all “Obligations” (as defined in that certain Financing Agreement dated as of the date hereof by and among TECHPRECISION CORPORATION, RANOR, INC. and STADCO, as co-borrowers, and Mortgagee, as lender (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”)) of TECHPRECISION CORPORATION, RANOR, INC. and STADCO (individually and collectively, jointly and severally, the “Borrower”) to Mortgagee, including (A) the payment of the revolving loans made or to be made under the Financing Agreement (the “Revolving Loans”) up to a maximum principal amount of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) (the “Maximum Revolving Credit”), and (B) the payment of the “Term Loans” (as defined in the Financing Agreement) in the original principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($3,500,000.00) and ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00), evidenced by those certain promissory notes dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time) made by Borrower in favor of Mortgagee (the “Term Notes”); (ii) the performance and observance of all terms, conditions, covenants and agreements contained herein; and (iii) the payment, with interest thereon at the Default Rate (as defined in the Financing Agreement), of any sums hereafter advanced by Mortgagee which lawfully accrue to the mortgage debt as provided herein or otherwise payable pursuant to the Financing Agreement (all herein called the “Obligations”), a mortgage on the land situated in Westminster, Worcester County, Massachusetts, described in Exhibit A attached hereto and made a part hereof, with the buildings and other structures now or hereafter situated thereon and all other rights now or hereafter appurtenant thereto (the “Mortgaged Premises”).

Capitalized terms used in this Mortgage and not otherwise defined herein shall have the meanings given to such terms in the Financing Agreement.

2.            Grant of Security Interest. Mortgagor hereby grants to Mortgagee a first priority security interest in such of the Mortgaged Premises as may be deemed fixtures and personal property, including without limitation all tangible personal property now owned or hereafter acquired by Mortgagor and used in any way in connection with the construction, renovation or operation of any portion of the Mortgaged Premises, and all contracts, licenses, permits, approvals, agreements and warranties, whether now owned or hereafter acquired, in any way related to any portion of the Mortgaged Premises and all proceeds from the foregoing, as additional security for the payment and performance of the Obligations (collectively, the “Fixture Property”); provided, however, that, notwithstanding anything to the contrary herein, the security interest created hereby shall not extend to, and the term “Fixture Property” shall not include, any Excluded Collateral (as defined in the Financing Agreement). This instrument shall also constitute a security agreement under Article 9 of the Uniform Commercial Code of the Commonwealth of Massachusetts, as amended from time to time (the “Massachusetts Uniform Commercial Code”) and when filed with the Registry of Deeds or Registry District of the Land Court for the county in which the Mortgaged Premises are located shall be a financing statement under M.G.L. c. 106, § 9-502. In addition to other rights of Mortgagee specified herein or afforded by law, Mortgagee shall have all of the rights and remedies of a secured party under the Massachusetts Uniform Commercial Code.

During the existence of an Event of Default, Mortgagor shall furnish Mortgagee, from time to time at the reasonable request of Mortgagee, a written inventory of all Fixture Property in form reasonably satisfactory to Mortgagee.

Mortgagor hereby irrevocably authorizes Mortgagee at any time and from time to time to file, wherever such filings are deemed by Mortgagee to be necessary and desirable, financing statements and amendments thereto pursuant to the Massachusetts Uniform Commercial Code containing the information required by applicable law to perfect the security interests granted hereunder. Mortgagor also ratifies its authorization for Mortgagee to have filed any initial financing statements or amendments thereto if filed prior to the date hereof. Mortgagor hereby agrees to pay the cost of all such filings.

3.            Representations. Mortgagor warrants and represents that (i) this Mortgage has been duly authorized, executed and delivered by and on behalf of Mortgagor, (ii) Mortgagor is duly existing and in good standing with all power, authority and legal right to engage in the transactions contemplated by this Mortgage, (iii) the execution and delivery of this Mortgage and the other Loan Documents (as defined in the Financing Agreement) evidencing or securing the Obligations and the carrying out of the transactions contemplated thereby will not conflict with or result in the breach of the terms of any agreement or law or order of any court or governmental body applicable to or binding upon the Mortgagor, (iv) to the best of its knowledge, there are no actions, suits or proceedings, including without limitation eminent domain proceedings, pending or, to the knowledge of the Mortgagor, threatened, before any court or other governmental body or agency which would materially adversely affect the Mortgaged Premises, or any portion thereof, or the Mortgagor or the Mortgagor’s ability to perform its obligations under this Mortgage or under the other Loan Documents, (v) to the best of its knowledge, the Mortgagor has not generated, stored or disposed of any oil, hazardous waste or hazardous material as defined in, and in violation of, the Environmental Laws (as defined in the Financing Agreement) or any one of them, applicable state laws, or regulations adopted pursuant to either of the foregoing, excluding the storage of customary amounts of materials lawfully used in Mortgagor’s business at the Mortgaged Premises and anything disclosed in reports, if any, delivered to or obtained by Mortgagee, and the Mortgagor has no knowledge of the generation, storage or disposal of any such materials on any portion of the Mortgaged Premises by anyone else and the Mortgagor has no knowledge of any such materials being presently located on any portion of the Mortgaged Premises other than those lawfully used in Mortgagor’s business, (vi) the Mortgaged Premises are in compliance in all material respects with applicable zoning, building, environmental and all other laws, ordinances and regulations relating to the use and occupancy thereof and the Mortgagor has no knowledge of any written claim of violation of any such legal requirements, (vii) all necessary licenses and permits for the use and occupancy of the Mortgaged Premises have been issued and are in full force and effect, (viii) the improvements on the Mortgaged Premises and the personal property located thereon are, to Mortgagor’s knowledge, in good working order in all material respects and free from material structural defects, reasonable wear and tear excepted, (ix) the Mortgagor has no knowledge of any claim challenging Mortgagor’s title to the Mortgaged Premises, and (x) the Mortgagor has no knowledge of any existing default, or claim thereof, under any leases or other arrangements for the use of the Mortgaged Premises, either on the part of the Mortgagor or any other party thereto.

4.            Taxes and Assessments. Mortgagor shall pay when due all taxes, charges and assessments to whomsoever laid or assessed, whether on the Mortgaged Premises or any part thereof or interest therein or on the Obligations or any of them, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under generally accepted accounting principles and as to which no Lien has been entered. On demand, after the occurrence and during the continuance of an Event of Default following expiration of any applicable cure period, Mortgagor shall pay to Mortgagee, in addition to other payments required with respect to the Obligations, a monthly apportionment of the sum estimated by Mortgagee to be sufficient to pay in full all taxes, charges and assessments upon the Mortgaged Premises as they become due and, on demand, any balance necessary to pay, when due, all such taxes, charges, and assessments. Mortgagor shall promptly upon request furnish to Mortgagee all original bills relating to any such taxes, charges or assessments. If at any time Mortgagee does not require the escrow of payments for taxes as aforesaid, Mortgagor shall furnish to Mortgagee receipted real estate tax bills for the Mortgaged Premises not later than ten (10) days after Mortgagee’s request therefor.

5.            Insurance. Mortgagor agrees, at Mortgagor’s sole cost and expense, (i) to keep the buildings and all other improvements and all equipment and fixtures now or hereafter situated on or constituting part of the Mortgaged Premises, insured in sums and with financially sound and reputable insurance companies and for its benefit, but in any event in an amount at least equal to the full replacement cost from time to time of such buildings, equipment and fixtures, including without limitation, earthquake (if required by applicable law), business interruption, loss, or damage arising from incidents relating to the mechanical, heating, or cooling systems installed in the building and other improvements, and such other hazards, casualties, and contingencies as similarly situated properties are from time to time reasonably required to be maintained by lenders holding mortgages on such properties, and (ii) to maintain comprehensive general liability insurance covering the Mortgaged Premises, in the amounts required by the Financing Agreement and to deposit all such certificates thereof (or full copies of insurance policies at Mortgagee’s request) with Mortgagee, the same to be first payable in case of loss to Mortgagee with a standard non-contributing mortgagee clause and naming Mortgagee as loss payee with respect to property insurance, hereby granting to Mortgagee in the event of foreclosure full authority as attorney irrevocable of Mortgagor to cancel such insurance and retain the return premiums thereof or to transfer such insurance to any person or persons claiming title to the Mortgaged Premises or any part thereof by virtue of foreclosure proceedings, and (iii) in the event the Mortgaged Premises is determined to be located in a flood zone, to maintain flood insurance covering the Mortgaged Premises, naming the Mortgagee as Loss Payee, in at least the amount of the Obligations secured hereby or the maximum available in the community, whichever is less. The insurance policies procured pursuant to this paragraph shall have provisions reasonably satisfactory to Mortgagee concerning loss deductibles and notice to Mortgagee prior to cancellation of the policies.

Notwithstanding the foregoing, in the event the Mortgaged Premises has been damaged or destroyed, such insurance proceeds shall be applied in accordance with Section 12 hereof.

On demand, after the occurrence and during the continuance of an Event of Default following expiration of any applicable cure period, Mortgagor shall pay to Mortgagee, in addition to other payments required with respect to the Obligations, a monthly apportionment of the sum estimated by Mortgagee to be sufficient to pay in full all insurance premiums on the above referenced policies as they become due and, on demand, any balance necessary to pay, when due, all such premiums. Mortgagor shall promptly upon request furnish to Mortgagee all original bills relating to any such premiums. If at any time Mortgagee does not require the escrow of payments for insurance premiums, Mortgagor shall furnish to Mortgagee receipted insurance bills for the Mortgaged Premises not later than ten (10) days after Mortgagee’s request therefor.

6.            Maintenance and Alterations. Mortgagor shall keep the Mortgaged Premises in good repair, order and condition in all respects, reasonable wear and tear excepted. Mortgagor shall not take any action, or permit any condition or activity, which could diminish in any material respect the value of the Mortgaged Premises or invalidate any insurance required to be provided under this Mortgage. Mortgagor shall not commit, permit or suffer any waste, impairment or deterioration of the Mortgaged Premises or any part thereof, nor build on or make alterations to the Mortgaged Premises so as materially adversely to affect the principal use to which the Mortgaged Premises are now put, nor remove or alter any of the improvements, equipment, or fixtures constituting part of the Mortgaged Premises without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed, except in the ordinary course of business (other than improvements, equipment or fixtures installed by tenants, which may be removed as provided in the leases) or unless replaced by improvements, equipment, appliances, furnishings, or fixtures of equal or greater value.

7.            Access to Mortgaged Premises. Mortgagor shall permit Mortgagee, its agents and employees, and other representatives and professionals engaged by Mortgagee for such purpose, a reasonable opportunity to enter upon the Mortgaged Premises, upon not less than five (5) Business Days’ prior written notice (or two (2) Business Days’ prior written notice if an Event of Default has occurred and is continuing), at reasonable times during normal business hours, for the purposes of inspecting the condition of the Mortgaged Premises and determining Mortgagor’s compliance with the covenants, warranties, and representations contained in this Mortgage; provided, that, so long as no Event of Default has occurred and is continuing, such entries and inspections shall be limited to three (3) times in any twelve-month period.

8.            Use and Compliance with Law. Mortgagor shall not use the Mortgaged Premises or permit the Mortgaged Premises to be used in violation of any applicable law, by-law, ordinance, rule, regulation, license, permit, approval, or agreement binding upon Mortgagor or the Mortgaged Premises, including without limitation zoning and building laws, ordinances, by-laws and regulations, or for any unlawful or improper purpose; and Mortgagor shall indemnify and hold the Mortgagee harmless from and against all loss, liability, damage, and expense, including reasonable attorneys’ fees, arising out of any claim or assertion that the Mortgaged Premises do not comply with any applicable law, by-law, ordinance, rule or regulation.

9.            Leases. Mortgagor shall not assign any leases, subleases or tenancy agreements or any rents, income or profits from the Mortgaged Premises or any part thereof to any person other than Mortgagee, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed, nor breach any of the obligations of the lessor, sublessor, landlord or sublandlord under any such leases, subleases or tenancy agreements nor do or permit to be done anything which would impair the security of such leases, subleases or tenancy agreements.

Further, upon written request of Mortgagee, Mortgagor shall furnish Mortgagee with executed copies of all leases, subleases and tenancy agreements of or with respect to the Mortgaged Premises or any part thereof, now or hereafter in effect, and all notices of default given by the Mortgagor to any lessee or occupant of the Mortgaged Premises and all notices of default received by the Mortgagor from any lessee or occupant and indemnify and save harmless Mortgagee, from and against all liability, loss, cost and damage, including reasonable attorneys’ fees, which Mortgagee may incur under, on account of or pursuant to any of such leases, subleases or tenancy agreements, or in connection with any claims or demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligation or undertaking on its part to be performed or discharged under or arising out of any of the terms, covenants or conditions contained in any such leases, subleases or tenancy agreements, and should Mortgagee incur any such liability, loss, cost or damage, Mortgagor shall reimburse Mortgagee therefor on demand.

10.            Assignment of Leases and Rents. As additional security for the Obligations, Mortgagor hereby assigns to Mortgagee all of Mortgagor’s rights under any and all present and future leases or other arrangements for the use and occupancy of all or any part of the Mortgaged Premises (the “Leases”), including but not limited to, the right to receive rent or other payment after the occurrence and during the continuance of an Event of Default following expiration of any applicable cure period, and Mortgagor hereby grants Mortgagee full power and authority, as attorney irrevocable of Mortgagor, to make, execute, acknowledge and deliver any such assignments, the same to be in form and substance reasonably satisfactory to Mortgagee, and not in limitation of the foregoing, such assignments shall provide that Mortgagee may assign such leases, subleases, rents, income and profits to any subsequent holder of this Mortgage or to any person or persons claiming title to the Mortgaged Premises or any part thereof by virtue of foreclosure proceedings, and shall further provide that, after the occurrence and during the continuance of any Event of Default by Mortgagor hereunder or under the terms of such assignments, and following expiration of any applicable cure period, Mortgagee shall be entitled, whether or not Mortgagee takes possession of the Mortgaged Premises, to collect all of the rents, income and profits from the Mortgaged Premises, including those past due, and enjoy all the benefits of and in such leases, subleases, rents, income and profits and to apply the same to the Obligations until there shall have been a foreclosure. Tenants under any Leases are hereby authorized and directed, following notice from Mortgagee, to pay all amounts due Mortgagor under the Leases to Mortgagee, whereupon such tenants shall be relieved of any and all duty and obligation to Mortgagor with respect to the payment so made. After foreclosure, no assignee of any of such leases, subleases, rents, income or profits shall be liable to account to Mortgagor or any person comprising Mortgagor, either for rents, income or profits thereafter accruing or otherwise.

11.            Estoppel Certificates. Mortgagor shall furnish Mortgagee, within fifteen (15) Business Days after Mortgagee’s written request, a written statement, in form reasonably satisfactory to Mortgagee, setting forth the amount of indebtedness Mortgagor acknowledges to be due with respect to the Obligations, and specifying any claims of offset or defense Mortgagor then asserts against the Obligations, and addressing such other matters as Mortgagee reasonably requests; provided, that Mortgagee shall not make such requests more than twice in any twelve (12) month period so long as no Event of Default has occurred and is continuing, and provided, further, that the foregoing frequency limitation shall not apply to any request made in connection with a bona fide sale, participation or assignment of the Obligations or any interest therein.

12.            Casualties and Takings. Except as otherwise provided herein, Mortgagor shall pay to Mortgagee any and all damages or compensation or both received by Mortgagor payable on account of exercise of any power of eminent domain or condemnation with respect to the Mortgaged Premises or any part thereof, or on account of any injury thereto by reason of anything done in pursuance of public or other authority, and any hazard insurance proceeds received by Mortgagor with respect to the Mortgaged Premises or any part thereof, and such awards and proceeds shall, except as otherwise provided below, at the option of Mortgagee, be applied toward the Obligations in such order as Mortgagee may determine or toward the repair, rebuilding or restoration of the Mortgaged Premises upon such conditions as Mortgagee may prescribe, or toward both of such purposes. In the event any proceeds are paid on account of such insurance on the Mortgaged Premises or are received by Mortgagee by reason or as a result of any such insurance, then in any such event, and provided that (i) no Event of Default is then in existence, (ii) Mortgagee is reasonably satisfied that all payments to be made by Mortgagor hereunder and under the Financing Agreement, the Term Notes and the other Loan Documents will be made in a timely manner, (iii) Mortgagor submits to Mortgagee plans and specifications and drawings reasonably acceptable to Mortgagee showing the work to be done on the Mortgaged Premises, and (iv) the amount of the insurance proceeds is sufficient for repair or replacement of the damaged or destroyed portion of the Mortgaged Premises (or if such amount is insufficient therefor, Mortgagor deposits in an escrow account held by Mortgagee the amount by which such proceeds are insufficient), then Mortgagor may promptly elect to use such insurance proceeds (and such additional amounts deposited by Mortgagor with Mortgagee) for the repair or replacement of the Mortgaged Premises, and Mortgagor shall thereupon promptly repair, restore, rebuild or alter or cause to be repaired, restored, rebuilt or altered as necessary any portion of the Mortgaged Premises which may be damaged, destroyed or taken, in any such case as nearly as possible to the condition such Mortgaged Premises or other property was in prior to such damage, destruction or taking; provided, however, that Mortgagee shall pay out to Mortgagor the proceeds of insurance necessary to advance deposits and other retainers based on the amount of work estimated to be completed as certified by a qualified architect and/or contractor reasonably acceptable to Mortgagee, upon the terms and conditions of such contracts approved in advance by Mortgagee and collaterally assigned to Mortgagee upon such terms and conditions as are reasonably acceptable to Mortgagee, and shall pay invoices of such contractors as presented to Mortgagee as work is completed and billed to Mortgagor, with any remaining retainage to be advanced by Mortgagee upon the satisfactory completion of such work. In the event that Mortgagor does not so elect to use insurance proceeds for restorations or repairs, then Mortgagee may, at its option, apply whatever sums are received as provided above. No settlement or account of any loss, damage or taking shall be made without the prior written consent of Mortgagee, which shall not be unreasonably withheld, conditioned or delayed. If the Mortgagor is not proceeding promptly to settle such claims in a manner reasonably satisfactory to the Mortgagee or if an Event of Default has occurred and has not been cured after the expiration of any applicable grace period, the Mortgagee may settle any such claims and the Mortgagee is hereby irrevocably appointed attorney-in-fact for the Mortgagor to settle such claims and to collect and endorse any checks issued in the name of the Mortgagor.

13.            Other Security Interests/Covenants. Mortgagor warrants that there are none and shall not permit or suffer, without the prior written consent of Mortgagee, (i) the creation or continued existence, whether by voluntary action or operation of law or otherwise, of any security interest in or other encumbrance on any portion of the Mortgaged Premises, except the Permitted Liens (as defined in the Financing Agreement), (ii) a change, whether effected by voluntary action or by operation of law, in the legal or direct or indirect beneficial ownership of the Mortgaged Premises or any portion thereof or any interest in the Mortgagor, except as expressly permitted under the Financing Agreement, or (iii) the incurrence of any other debt, other than trade debt incurred in the ordinary course of business and Indebtedness (as defined in the Financing Agreement) permitted under the Financing Agreement. Mortgagee may, without notice to Mortgagor, or any party liable for the payment or performance of the Obligations or any part thereof, deal with any successor or successors in interest to the Mortgagor named herein with reference to this Mortgage and the Obligations in the same manner as with the Mortgagor or Mortgagors named herein or any party liable for the payment or performance of the Obligations or any part thereof without in any way vitiating or discharging their liability hereunder or upon the Obligations or any part thereof. No sale or transfer of the Mortgaged Premises, or any part thereof, no indulgence or forbearance on the part of Mortgagee, no extension, whether oral or in writing, of the time for the payment or performance of the Obligations or any of them, no partial release of any security and no covenant not to sue any party responsible for the payment or performance of the Obligations or any part thereof, given by Mortgagee, shall operate to release, discharge, modify, change or affect the liability hereunder of the Mortgagor named herein or the liability of any party liable for the payment or performance of all or any of the Obligations, either in whole or part.

If at any time the Mortgaged Premises or any portion thereof is subject to an encumbrance or security interest other than this Mortgage and the Permitted Liens, the Mortgagor shall not modify, amend, or fail to comply with any term or condition of such encumbrance or security interest, or the obligations secured thereby, without the prior written consent of the Mortgagee. Notice is given hereby to any such holder of a junior security interest in or other encumbrance on the Mortgaged Premises that the terms of the Obligations may be amended. The holder of any such security interest or encumbrance, by accepting such security interest or encumbrance subject to this Mortgage, shall be deemed to have (a) notice that the Mortgagor has by virtue thereof caused an Event of Default and the holder takes and assumes the risk thereof and (b) agreed to any amendment to the terms of the Obligations, including without limitation any change in the interest rate or other terms of the Financing Agreement or the Term Notes.

Mortgagor warrants that, except for the security interest granted hereby, Mortgagor is, and as to any Fixture Property acquired hereafter, will be, the sole owner of the Fixture Property, free from any adverse lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever, other than the Permitted Liens. Further, Mortgagor shall notify Mortgagee of, and will defend the Fixture Property against, all claims and demands of all persons at any time claiming the same or any interest therein. Mortgagor warrants that it will not authorize or allow the filing of a financing statement covering any Fixture Property under which a security interest prior to that of Mortgagee is or may be claimed, is or will be on file in any public office, other than a filing in connection with a Permitted Lien.

14.            Mortgagee’s Right to Cure and Expenses. If an Event of Default exists after expiration of any applicable cure period, Mortgagee shall have the right, but not the obligation, and Mortgagor hereby authorizes Mortgagee, to pay all taxes, assessments, water and other charges, with interest, costs and charges accrued thereon, which may at any time be a lien upon the Mortgaged Premises or any part thereof; to pay the premiums for any insurance required hereunder; to incur and pay expenses, including reasonable attorneys’ fees, in protecting its rights hereunder and the security hereby granted; to pay any balance due under any conditional agreement of sale or other lien on any articles or fixtures included as a part of the Mortgaged Premises; and to make payments and incur expenses in curing defaults hereunder; and Mortgagor shall pay to Mortgagee on demand an amount equal to all amounts so incurred or paid, together with interest thereon at the Default Rate from the date of payment by Mortgagee. Any such amounts advanced or paid by Mortgagee are Obligations secured by this Mortgage and Loan Documents.

15.            Application of Deposits By Mortgagee. Any deposits or other sums at any time credited by or due from Mortgagee to the Mortgagor or any endorser or guarantor of the Obligations, and any securities or other property of the Mortgagor or any such endorser or guarantor at any time in the possession of Mortgagee (other than insurance proceeds), may at all times be held and treated as collateral for the payment and performance of the Obligations (direct or indirect, absolute or contingent, sole, joint or several, due or to become due, now existing or hereafter arising) of the Mortgagor to the Mortgagee. During the existence of an Event of Default, regardless of the adequacy of the collateral, Mortgagee may apply or set off such deposits or other sums against the Obligations.

16.            Separate Sales and Waiver of Marshaling. Mortgagor agrees that, in case Mortgagee in the exercise of the Power of Sale herein given elects to sell in parcels, such sales may be held from time to time and the Power of Sale shall not be exhausted until all of the Mortgaged Premises shall have been sold; and that Mortgagee shall have the additional right and power to sell the whole of the Mortgaged Premises notwithstanding that the proceeds of such sales exceed or may exceed the sum of money then secured hereby. In the event of any separate sale of Fixture Property, Mortgagor shall be entitled to reasonable notice of the time and place of any public sale or of the time after which any private sale or other intended disposition thereof is to be made, and such requirement of reasonable notice shall be met if such notice is mailed postage prepaid, to the address of Mortgagor as set forth in this Mortgage at least ten (10) days before the time of such sale or other disposition. At any foreclosure sale, the Mortgaged Premises or any combination or all of any other security for the Obligations or any part thereof may be offered for sale for one total price, and the proceeds of such sale may be accounted for in one account without distinction between the items of security and without assigning to them any proportion of such proceeds, Mortgagor hereby waiving the application of any doctrine of marshaling of assets.

17.            Foreclosure Costs/Proceeds. Mortgagor agrees that if foreclosure proceedings shall be begun, Mortgagee shall be entitled to collect all costs, charges and expenses, including reasonable attorneys’ fees, incurred in connection therewith, and all such costs, charges and expenses shall be part of the amount required to be paid to Mortgagee to effectuate any redemption. If surplus proceeds are realized from a foreclosure sale, Mortgagee shall not be liable for any interest thereon pending distribution of such proceeds by Mortgagee.

18.            Management Costs of Mortgagee after Default. Mortgagor agrees that if Mortgagee enters into possession of the Mortgaged Premises, or any part thereof, because of Mortgagor’s default hereunder after expiration of any applicable cure period, Mortgagor shall pay to Mortgagee on demand an amount equal to all costs and expenses, including reasonable attorneys’ fees, incurred in the care and management of the Mortgaged Premises and in defending any action brought by Mortgagor arising out of Mortgagee’s possession, together with interest thereon at the Default Rate from the date of payment by Mortgagee.

19.            Remedies Cumulative. Mortgagor agrees that, after expiration of any applicable cure period, all remedies provided in this Mortgage, the Loan Documents or any other instrument evidencing, securing, guaranteeing or otherwise related to the Obligations or any of them, are distinct and cumulative to any other right or remedy under this Mortgage or any such other instrument or afforded by law, and may be exercised concurrently, independently or successively; that the rights and remedies of Mortgagee under this Mortgage or Loan Documents may be exercised without regard to the adequacy of any other security for the Obligations or any part thereof, and without Mortgagee first having to realize on or attempt to realize on any such other security in any respect or to any extent.

20.            Mortgagee’s Waiver. Mortgagor agrees that no consent or waiver by Mortgagee to or of any default by Mortgagor shall be effective unless expressed in a writing executed by Mortgagee, and no consent or waiver by Mortgagee to or of any default by Mortgagor shall be construed as a consent or waiver to or of any other default in the same or any other term, condition, covenant, agreement or other provision of this Mortgage or any other instrument evidencing, securing, guaranteeing or otherwise related to the Obligations or any of them.

21.            Severability. Mortgagor and Mortgagee agree that in case any one or more provisions of this Mortgage shall be found by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason or in any respect or circumstance, such invalidity or unenforceability shall not limit or impair the validity or enforcement of any other provision hereof or affect the validity or enforcement of the provisions of this Mortgage under any other circumstances.

22.            Jury Trial Waiver. MORTGAGOR AND MORTGAGEE EACH HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OF ANY KIND WHATSOEVER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS MORTGAGE, THE OBLIGATIONS, ANY LOAN DOCUMENTS OR DOCUMENT RELATED HERETO OR THE RELATIONSHIPS ESTABLISHED HEREUNDER OR UNDER ANY SUCH DOCUMENT.

23.            Consent to Jurisdiction. Mortgagor and Mortgagee agree that any suit for the enforcement of this Mortgage, including any action to foreclose or affect title to or possession of the Mortgaged Premises shall be brought in a Massachusetts court having jurisdiction over the Mortgaged Premises; provided, however, that any action to foreclose or otherwise enforce any security interest or lien against personal property located at or associated with the Mortgaged Premises, or any of the Obligations, may be brought in the courts of the State of New York as provided in the Financing Agreement. Any notice required to be given to either party under this Mortgage shall be given in accordance with Section 15.1 of the Financing Agreement, and any service of process shall be made in accordance with applicable law. Mortgagor and Mortgagee hereby waive any objections that they may now or hereafter have to the venue of any such suit or any such court or based on such suit having been brought in an inconvenient court.

24.            Use of Terms “Mortgagee” and “Mortgagor”. As used herein the word “Mortgagee” shall mean the holder hereof, whomsoever the same may be from time to time, and the word “Mortgagor” shall mean the mortgagor or mortgagors named herein, and also any subsequent owner or owners of the equity of redemption of the Mortgaged Premises. All the within covenants and agreements of Mortgagor shall be binding upon the mortgagor or mortgagors named herein and their heirs, executors, administrators, successors and assigns. Whenever more than one person comprises Mortgagor, the obligations of Mortgagor under this Mortgage shall be joint and several.

25.            Section Headings. Section headings in this Mortgage are included herein for convenience only and shall not constitute a part of this Mortgage for any other purpose.

26.            Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

27.            Change in Law. If any law is hereafter passed by the Commonwealth of Massachusetts changing in any way the laws now in force for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of collection of any such taxes, so as, in the reasonable judgment of Mortgagee, to affect adversely and materially Mortgagee’s rights to the Mortgaged Premises as security for the payment and performance of the Obligations, notwithstanding compliance by Mortgagor with all other provisions hereof, then the whole of the indebtedness hereby secured shall, at Mortgagee’s discretion, become due and payable ninety (90) days after written notice from Mortgagee to Mortgagor demanding payment in full of the Obligations; provided, however, that Mortgagee’s decision to accelerate such indebtedness shall be ineffective if Mortgagor is permitted by law to pay the whole of such tax, and if Mortgagor, prior to the expiration of said ninety (90)-day period, does pay such tax and agrees, by written instrument in form and substance satisfactory to Mortgagee, to pay any such tax thereafter levied with respect to the Mortgaged Premises.

Further, in the event that, as a result of the enactment, expiration or repeal after the date of this Mortgage of any applicable law, the provisions of the Financing Agreement, the Term Notes or this Mortgage are rendered unenforceable in accordance with their terms, or all or any part of the sums secured hereby are rendered uncollectible in accordance with the terms of the Financing Agreement, the Term Notes and/or this Mortgage, then the whole of the indebtedness hereby secured shall, at Mortgagee’s discretion, become due and payable ninety (90) days after written notice from Mortgagee to Mortgagor demanding payment in full of the Obligations.

Notwithstanding anything to the contrary herein or in the Financing Agreement, no prepayment premium or penalty shall be payable in connection with any prepayment made pursuant to this Section 27.

28.            Events of Default. Each of the following events shall constitute an “Event of Default” under this Mortgage:

(a)            any Event of Default under the Financing Agreement or any other Loan Document has occurred and, after expiration of any applicable cure period, is continuing.

29.            Acceleration. Upon the occurrence and continuation of any Event of Default after expiration of any applicable cure period, the Mortgagee may, subject to any notice expressly required by the Financing Agreement or applicable law, declare the Obligations immediately due and payable and shall be entitled to exercise any and all rights and remedies contained herein or in any of the agreements, instruments and documents evidencing, securing, guaranteeing, or otherwise related to the Obligations or any of them, under the New York or Massachusetts Uniform Commercial Code or other applicable law or in equity, in each case without notice to or consent by Mortgagor except as expressly provided herein or required by applicable law.

30.            Statutory Condition. This Mortgage is upon the STATUTORY CONDITION, and upon the further condition that each of the aforementioned covenants, agreements, representations and warranties shall be kept and duly performed. If there shall occur a breach of any of such conditions which constitutes an Event of Default hereunder, or if the entire mortgage debt becomes due at the option of Mortgagee, the holder hereof shall have the STATUTORY POWER OF SALE, and, as to the Fixture Property, all rights and remedies conferred by the New York or Massachusetts Uniform Commercial Code.

31.            Discharge of Mortgage. Within fifteen (15) Business Days after payment in full in cash of all Obligations and the termination of all commitments under the Financing Agreement, Mortgagee shall, at Mortgagee’s sole cost and expense, execute and deliver to Mortgagor a discharge of this Mortgage in recordable form in accordance with M.G.L. c. 183, together with UCC termination statements terminating all financing statements and amendments thereto filed by or on behalf of Mortgagee pursuant to this Mortgage subject to the conditions under the Financing Agreement, and shall execute and deliver such other instruments as Mortgagor may reasonably request to evidence the release of the lien and security interest granted hereby.

[This Page Ends Here – Signature Page to Follow]

~ Signature Page to Mortgage, Security Agreement and Financing Statement ~

Executed as a sealed instrument this November 1, 2026.

MORTGAGOR:

RANOR, INC.

By:	/s/ Phillip E. Podgorski
Name: Phillip E. Podgorski
Title: Vice President – Finance and Treasurer

COMMONWEALTH OF MASSACHUSETTS

County of Worcester, ss.

On this 1st of November, 2026, before me, the undersigned notary public, personally appeared Phillip E. Podgorski, as Vice President – Finance and Treasurer of RANOR, INC., proved to me through satisfactory evidence of identification, which was MA drivers license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that such person signed it voluntarily as his/her free act and deed for its stated purpose as Vice President – Finance and Treasurer of RANOR, INC., as the free act and deed of RANOR, INC.

[***]
Notary Public
My Commission Expires: [***]